Cullen Funds Trust 485BPOS

Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-33302 on Form N-1A of our report dated August 28, 2026, relating to the financial statements and financial highlights of Cullen International High Dividend Fund, Cullen High Dividend Equity Fund, Cullen Small Cap Value Fund, Cullen Value Fund, Cullen Emerging Markets High Dividend Fund, and Cullen Enhanced Equity Income Fund (the “Funds”), appearing in the Annual Report on Form N-CSR of the Funds for the year ended June 30, 2026, and to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accountant" in the Prospectus, and "Independent Registered Public Accounting Firm" and “Policies and Procedures For Disclosure Of Portfolio Holdings” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California
October 28, 2026